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                                 EXHIBIT 23 (A)






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                      CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 21, 1994, which appears on page 22 of the Annual Report on Form 10-K of Waterhouse Investor Services, Inc. for the year ended August 31, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 37 of such Annual Report on Form 10-K.



/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP

New York, New York 10036
July 5, 1995